Sub-Item 77Q1: Exhibits

(a) Copies of any material amendments to the registrant's charter or by-laws

Amended and Restated Schedule A to Amended and Restated Agreement and Declaration of Trust of FundVantage Trust (the "Trust") was previously filed with the Securities and Exchange Commission ("SEC") as exhibit 28(a)(iii) to Post-Effective Amendment No. 109 to the Trust's Registration Statement on Form N-1A ("Registration Statement") filed with the SEC on January 15, 2015 (SEC Accession No. 0001104659-15-002683) and
incorporated herein by reference.

Amended and Restated Schedule A to Amended and Restated Agreement and Declaration of Trust of FundVantage Trust (the "Trust") was previously filed with the Securities and Exchange Commission ("SEC") as exhibit 28(a)(iii) to Post-Effective Amendment No. 112 to the Trust's Registration Statement on Form N-1A ("Registration Statement") filed with the SEC on April 1, 2015 (SEC Accession No. 0001104659-15-024779) and incorporated herein by reference.

(e) Copies of any new or amended registrant investment advisory contracts

Amended and Restated Schedule A and B to the Investment Advisory Agreement with Gotham Asset Management, LLC was previously filed with the SEC as exhibit 28(d)(xii)(B) to Post-Effective Amendment No. 109 to the Trust's Registration Statement filed with the SEC on January 15, 2015 (SEC Accession No. 0001104659-15-002683) and incorporated herein by reference.

Amended and Restated Schedule A and B to the Investment Advisory Agreement with Gotham Asset Management, LLC was previously filed with the SEC as exhibit 28(d)(xii)(B) to Post-Effective Amendment No. 112 to the Trust's Registration Statement filed with the SEC on April 1, 2015 (SEC Accession No. 0001104659-15-024779) and incorporated herein by reference.